AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 19, 2016

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SITO MOBILE, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

13-4122844

I.R.S. Employer Identification Number

100 Town Square Place, Suite 204

Jersey City, NJ 07310

(201) 275-0555

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Jerry Hug

Chief Executive Officer

100 Town Square Place, Suite 204

Jersey City, NJ 07310

(201) 275-0555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq.

Marcelle S. Balcombe, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: 212-930-9700

Fax: 212-930-9725

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plants, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐	Large accelerated filer
☐	Accelerated filer
☐	Non-accelerated filer (Do not check if a smaller reporting company)
☑	Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit		Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
PRIMARY OFFERING:
Common Stock, par value $0.001 per share	--	--		--	--
Preferred Stock, par value $0.001 per share	--	--		--	--
Warrants (4)	--	--		--	--
Units (5)	--	--		--	--
Total for sale by Registrant				$50,000,000	$5,035
SECONDARY OFFERING:
Common Stock, par value $0.001 per share	1,000,000	$5.42	(6)	$5,420,000	$545.79
Total for sale by selling stockholder	1,000,000	$5.42		$5,420,000	$545.79
Total				$55,420,000	5,580.79	(7)

(1)        There are being registered hereunder such indeterminate number of shares of common stock, preferred stock, and warrants to purchase common stock or preferred stock, as shall have an aggregate initial offering price not to exceed $50,000,000. The securities registered also include such indeterminate amounts and numbers of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants, or pursuant to the antidilution provisions of any such securities.

(2)        In no event will the aggregate offering price of all securities issued from time to time pursuant to the primary offering under this registration statement exceed $50,000,000.

(3)        Calculated pursuant to Rule 457(o) under the Securities Act. The total amount is being paid herewith.

(4)        Includes warrants to purchase common stock and warrants to purchase preferred stock.

(5)        Any of the securities registered hereunder may be sold separately, or as units with other securities registered hereby. We will determine the proposed maximum offering price per unit when we issue the above listed securities. The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(6)        Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on a per share price of $5.42, the average of the high and low reported sale prices of the Registrant’s common stock on NASDAQ Capital Market on August 16, 2016.

(7)        $5,035 of the fee will be offset by the fee previously paid for the Company’s withdrawn registration statement (File No. 333-212545).

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Subject to Completion, Dated August 19, 2016)

PROSPECTUS

$50,000,000

SITO Mobile, Ltd.

Common Stock

Preferred Stock

Warrants

Units

Warrants

1,000,000 Shares of Common Stock Offered by the Selling Stockholder

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $50,000,000. We will determine, when we sell securities, the amounts and types of securities we will sell and the prices and other terms on which we will sell them.

In addition, the selling stockholder identified in this prospectus, and any of its pledgees, donees, transferees or other successors in interest, may offer and sell up to 1,000,000 shares of our common stock from time to time under this prospectus and any prospectus supplement. The selling stockholder may offer and sell such shares to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The selling stockholder may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the sale of our common stock by the selling stockholder. The selling stockholder will pay all underwriting discounts and commissions, if any, in connection with the sale of their shares. See “Selling Stockholder” and “Plan of Distribution.”

The shares of common stock offered by us may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “SITO.” On August 18, 2016, the last reported sales price for our common stock was $5.20 per share. We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NASDAQ Capital Market. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NASDAQ Capital Market or any other securities market or exchange covered by the prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $80,181,014 based on 17,377,520 shares of common stock outstanding, of which 14,848,336 shares were held by non-affiliates, and a last reported sale price on the NASDAQ Capital Market of $5.40 per share on August 16, 2016.

Investing in our securities involves various risks. See “Risk Factors” contained herein for more information on these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

This prospectus is dated ___________, 2016

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings for total gross proceeds of up to $50,000,000.

In addition, under this shelf registration process, the selling stockholder may offer and sell, from time to time, up to 1,000,000 shares of our common stock. We will not receive any proceeds from sales of our common stock by the selling stockholder. For further information about the selling stockholder, see “Selling Stockholder.”

This prospectus provides you with a general description of the securities we or the selling stockholder may offer hereunder. Each time we or the selling stockholder sell securities hereunder, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus, the related exhibits filed with the Securities and Exchange Commission and any prospectus supplement together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

The terms “SITO Mobile,” the “Company,” “we,” “our” or “us” in this prospectus refer to SITO Mobile, Ltd. and its wholly-owned subsidiaries, unless the context suggests otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements include statements concerning:

●	our possible or assumed future results of operations;

●	our business strategies;

●	our ability to attract and retain customers;

●	our ability to sell additional products and services to customers;

●	our cash needs and financing plans;

●	our competitive position;

●	our industry environment;

●	our potential growth opportunities;

●	expected technological advances by us or by third parties and our ability to leverage them;

●	the effects of future regulation; and

●	the effects of competition.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk factors” in the reports we file with the Securities and Exchange Commission. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus and the documents and information incorporated by reference in this prospectus, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

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Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

ABOUT SITO MOBILE

We are a mobile location-based advertising platform serving businesses, advertisers and brands. Through our platform, our solutions allow marketers to create content targeted to audiences, based on location, interests, behaviors and loyalty. Through the proliferation of mobile devices, SITO Mobile provides our customers with the ability to deliver actionable content in a real-time manner, while providing measurement and analytics that allow campaigns to be fluid and transaction driven.

The rebranding as SITO Mobile in September 2014 follows a period of expansion for the Company throughout the U.S. and Canada. The new corporate identity is intended to reinforce our emphasis on SITO’s mobile engagement platform and data driven solutions that give brands, agencies and retailers the ability to transform digital marketing by delivering targeted mobile advertising campaigns based on geo-location, in-store traffic and customer response. Our platform also drives focus on our core offerings and launches enhancements to location-based advertising products, such as Verified Walk-in, our proprietary mobile attribution engine. We believe this will give clients the appropriate measurement, beyond click through rates to properly assess return on investment and alter advertising programs in real-time, which we believe can mean the difference in competitive advantage.

Our offerings now include:

SITO Location Based Advertising – Deliver display advertisements and videos (rich media) on behalf of advertisers, including the following features:

●	Geo-fencing – Targets customers within a certain radius of location and uses technology to push coupons, ads and promotions to

●	mobile applications.

●	Verified Walk-in – Tracks foot-traffic to locations and which ads drove action.

●	Real-time Verified Walk-In (VWI), a proprietary technology that enhances how brands measure and optimize mobile advertising campaigns by reporting attribution and performance measurements to clients in real-time to help marketers make informed campaign decisions and appropriate adjustments to optimize campaign performance mid-campaign.

●	Behavioral Targeting – Tracks past behaviors over 30-90 day increments allowing for real-time campaign management.

●	Analytics and Optimization – Culling and building measurement system used to track metrics such as user demographics, psychographics, Cost Per Thousand Ad Impressions Served (“CPM”), click-throughs and time of engagement.

SITO Mobile Messaging – Platform for building and controlling tailored programs including messaging, customer incentive programs, etc.

●	Creates a direct channel to customers;

●	Builds customer loyalty;

●	Drives consumer interaction to increase sales; and

●	Everywhere – a portal/platform where customers can manage their own campaigns and can tailor to regions and products.

We reported net losses of $445,441 and $1,375,871 for the six months ended June 30, 2016 and June 30, 2015, respectively. We reported net losses of $4,528,193 and $4,510,514 for the years ended September 30, 2015 and September 30, 2014, respectively. We have an accumulated deficit of $139,820,266 as of June 30, 2016.

Our principal executive offices are located at 100 Town Square Place, Suite 204, Jersey City, NJ 07310. Our telephone number is (201) 275-0555. We maintain an Internet website at www.sitomobile.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including expanding our products, and for general working capital purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, technologies, and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any material acquisitions as of the date of this prospectus.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share.

Except as required by law, holders of our common stock are entitled to vote on all matters as a single class, and each holder of common stock is entitled to one vote for each share of common stock owned. Holders of common stock do not have cumulative voting rights.

Holders of our common stock are entitled to receive ratably any dividends that may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon any liquidation, dissolution, or winding up of our Company, holders of our common stock are entitled to share ratably in all assets remaining available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further stockholder approval.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Listing

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “SITO”.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share, from time to time in one or more series, none of which as of the date hereof is designated or outstanding. The Board of Directors is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series. Once authorized, the dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of the preferred stock will be determined by the Board of Directors, without the necessity of obtaining approval of our stockholders.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the NASDAQ Capital Market or other securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

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A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

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●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	if appropriate, a discussion of Federal income tax consequences; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

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SELLING STOCKHOLDER

This prospectus also relates to the possible resale of up to 1,000,000 shares of our common stock by the selling stockholder named below, from time to time, in one or more offerings. The selling stockholder is the former spouse of one of the founders of the Company and acquired such shares in April 2010 from the founder in a private transaction between the two individuals.

The following table sets forth, based on information provided to us by the selling stockholder or known to us, the name of the selling stockholder, the nature of any position, office or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the selling stockholder before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. The selling stockholder is not a broker-dealer or an affiliate of a broker-dealer. As of August 18, 2016, there were 17,377,520 shares of our common stock outstanding.

We have assumed all shares of common stock reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the selling stockholder may offer all or any portions of the shares of common stock listed in the table below, no estimate can be given as to the amount of those shares of common stock covered by this prospectus that will be held by the selling stockholder upon the termination of the offering.

Selling Stockholder	Number of Shares of Common Stock Beneficially Owned before Offering	Number of Shares of Common Stock Offered	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage of Common Stock Beneficially Owned After Offering
Nicole Braun	1,971,816	1,000,000	971,816	5.6%

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities

●	any delayed delivery arrangements

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

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●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

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Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

Plan of Distribution—Selling Stockholder

In connection with the selling stockholder:

We are registering the shares of common stock on behalf of the selling stockholder. Sales of shares may be made by the selling stockholder, including its donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents.  Sales may be made from time to time on the NASDAQ Capital Market, any other exchange or market upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices.  The shares may be sold by one or more of, or a combination of, the following:

●	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

●	purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchases;

●	through options, swaps or derivatives;

●	in privately negotiated transactions;

●	in making short sales entered into after the date of this prospectus or in transactions to cover such short sales; and

●	put or call option transactions relating to the shares.

The selling stockholder may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling stockholder has advised us that she has not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of its securities.

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The selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling stockholder. The selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

The selling stockholder and any broker-dealers that act in connection with the sale of shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify the selling stockholder and the selling stockholder has agreed to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

The selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholder that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to its sales in the market.

The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of Rule 144.

Upon being notified by the selling stockholder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

●	the name of such selling stockholder and of the participating broker-dealer(s);

●	the number of shares involved;

●	the initial price at which the shares were sold;

●	the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

●	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

●	other facts material to the transactions.

We are paying all expenses and fees in connection with the registration of the shares.  The selling stockholder will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

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EXPERTS

The consolidated financial statements of SITO Mobile, Ltd. as of and for the years ended September 30, 2015 and 2014, appearing in SITO Mobile, Ltd.’s Annual Report on Form 10-K/A for the year ended September 30, 2015, have been audited by RBSM LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. The consolidated balance sheet of SITO Mobile, Ltd. as of December 31, 2015, and the related consolidated statement of operations, stockholders’ equity and cash flows for the three month period ended December 31, 2015 appearing in SITO Mobile, Ltd.’s Transition Report on Form 10-KT for the transition period from September 30, 2015 to December 31, 2015 have been audited by RBSM LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The Securities and Exchange Commission permits us to “incorporate by reference” the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the Securities and Exchange Commission, and incorporate by reference in this prospectus:

●	our Annual Report on Form 10-K/A for the fiscal year ended September 30, 2015 filed with the SEC on July 1, 2016;

●	our Transition Report on Form 10-KT for the transition period from September 30, 2015 to December 31, 2015 filed with the SEC on June 17, 2016;

●	our Quarterly Report on Form 10-Q for the period ended June 30, 2016, filed with the SEC on August 15, 2016;

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2016, filed with the SEC on May 16, 2016;

●	our Current Reports on Form 8-K filed with the SEC on December 3, 2015, January 8, 2016, February 24, 2016, March 3, 2016, May 11, 2016, and May 31, 2016;

●	our Definitive Proxy Statement on Schedule 14A filed with the SEC on January 19, 2016;

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on August 6, 2015 (File No. 001-37535), including any amendment or report filed for the purpose of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: 100 Town Square Place, Suite 204, Jersey City, NJ 07310 or (201) 275-0555.

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$50,000,000

Common Stock

Preferred Stock

Warrants

Units

1,000,000 Shares of Common Stock Offered by Selling Stockholder

SITO MOBILE, LTD.

Prospectus

        , 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with this offering, other than underwriting commissions and discounts, all of which are estimated except for the SEC registration fee.

Item	Amount
SEC registration fee	$5,581
Printing and engraving expenses	5,000
Legal fees and expenses	30,000
Accounting fees and expenses	10,000
Transfer agent and registrar’s fees and expenses	2,000
Miscellaneous expenses	2,965

Total	$55,546

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Our Certificate of Incorporation, as amended, and our Amended and Restated Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, except that no indemnification will be provided to a director, officer, employee or agent if the indemnification sought is in connection with a proceeding initiated by such person without the authorization of the board of directors. The bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of our certificate of incorporation, bylaws, agreements, vote of stockholders or disinterested directors or otherwise. The bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity.

In accordance with Section 102(b)(7) of the DGCL, our Certificate of Incorporation, as amended, provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence. Notwithstanding this provision the DGCL does not permit us to eliminate personal liability for (i) breaches of their duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) transactions from which a director derives an improper personal benefit.

We have directors’ and officers’ liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, our directors or officers, against amounts which such persons may pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged. Such policies provide coverage to certain situations where we cannot directly provide indemnification under the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above, or otherwise, the registrant has been advised that, although the validity and scope of the governing statutes have not been tested in court in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

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Item 16. Exhibits.

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Certificate of Incorporation of SITO Mobile, Ltd. filed with the Secretary of State of Delaware on September 25, 2013 (Incorporated by reference to Exhibit 3.5 to the registrant’s Registration Statement on Form S-1 filed on November 7, 2013).
3.2	Certificate of Amendment to the Certificate of Incorporation filed with the Secretary of State of Delaware on September 26, 2014 (Incorporated by reference to the registrant’s current report on 8-K filed on September 30, 2014).
3.3	Certificate of Amendment to the Certificate of Incorporation filed with the Secretary of State of Delaware on July 29, 2015 (Incorporated by reference to the registrant’s current report on 8-K filed on July 31, 2015).
3.4	Certificate of Amendment to the Certificate of Incorporation filed with the Secretary of State of Delaware on March 1, 2016 (Incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K filed on March 3, 2016).
3.5	Bylaws (Incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K filed on May 11, 2016).
4.1	Form of Certificate of Designation.*
4.2	Form of Preferred Stock Certificate.*
4.3	Form of Warrant Agreement.*
4.4	Form of Warrant Certificate.*
4.5	Form of Stock Purchase Agreement.*
4.6	Form of Unit Agreement.*
5.1	Opinion of Sichenzia Ross Friedman Ference LLP
23.1	Consent of RBSM, LLP
23.2	Consent of Sichenzia Ross Friedman Ference LLP (contained in Exhibit 5.1)

*   To be filed by amendment or by a Current Report on Form 8-K and incorporated by reference herein.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for fling on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on August 19, 2016.

SITO Mobile, Ltd.

By:	/s/ Jerry Hug
Jerry Hug
Its:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Kurt Streams
Kurt Streams
Its:	Chief Financial Officer
(Principal Financial and Accounting Officer)

Each person whose signature appears below constitutes and appoints Jerry Hug and Kurt Streams, and each of them severally, as his true and lawful attorney in fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Jerry Hug	August 19, 2016
Jerry Hug
Chief Executive Officer and Director (principal executive officer)

/s/ Kurt Streams	August 19, 2016
Chief Financial Officer (principal financial and accounting officer)

/s/ Betsy J. Bernard	August 19, 2016
Betsy J. Bernard Director

/s/ Jonathan E. Sandelman	August 19, 2016
Jonathan E. Sandelman
Director

/s/ Peter D. Holden	August 19, 2016
Peter D. Holden Director

/s/ Joseph A. Beatty	August 19, 2016
Joseph A. Beatty Director

/s/ Richard O’Connell, Jr.	August 19, 2016
Richard O’Connell, Jr. Director

/s/ Brent Rosenthal	August 19, 2016
Brent Rosenthal Director

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